UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2018

MOODY NATIONAL REIT II, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55778	47-1436295
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6363 Woodway Drive, Suite 110

Houston, Texas  77057

(Address of principal executive offices, including zip code)

(212) 753-5100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.  Entry into a Material Definitive Agreement.

As previously disclosed, on September 27, 2017, Moody National Operating Partnership II, LP (the “Operating Partnership”), Moody National REIT II, Inc. (the “Company”), and certain of its subsidiaries, as guarantors, and KeyBank National Association, as agent and lender (“KeyBank,” and together with any other lender institutions that may become parties thereto, “Lenders”), entered into a term loan agreement (amended by that certain First Master Amendment to Loan Documents dated September 27, 2018, the “Term Loan Agreement”). Pursuant to the Term Loan Agreement, Lenders made a term loan to the Operating Partnership in the principal amount of $70.0 million (the “Term Loan”).

On October 24, 2018, the Operating Partnership, the Company, certain of the Company’s subsidiaries as guarantors, and KeyBank, entered into a second master amendment to the Term Loan Agreement and certain other loan documents entered into in connection with the Term Loan Agreement (“Second Amendment”)

The Second Amendment extended the maturity date of the Term Loan under the Loan Agreement to September 27, 2019 in exchange for a $290,000 extension commitment fee paid pursuant to a letter agreement among Agent, the Company and the Operating Partnership (“Letter Agreement”). The Company and Operating Partnership will have no further right to extend the maturity date under the Loan Agreement, as amended by the Second Amendment. Pursuant to the Second Amendment, the outstanding principal balance of the Term Loan was reduced to $26.5 million. The Second Amendment also included certain modifications to other loan terms and covenants of the Company and Operating Partnership in the Loan Agreement, including but not limited to (i) a release of the pledges of certain ownership interests in certain subsidiaries of the Operating Partnership, (ii) a reduction of the margins over the base rate and the LIBOR rate for interest rate calculations to 2.75% and 3.75%, respectively, and (iii) consent to the $16.0 million loan made from Green Bank, N.A. (“Green Bank”) to the Operating Partnership and REIT concurrently with the Second Amendment.

The foregoing descriptions of the terms of the Second Amendment and the Letter Agreement are subject to, and qualified in their entirety by, the terms of the Second Amendment and the Letter Agreement, copies of which are filed herewith as Exhibit 10.1 and 10.2, respectively, and are incorporated by reference herein.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 24, 2018, the Operating Partnership and the Company issued a Promissory Note (the “Note”) in favor of Green Bank, in the original principal amount of $16,000,000. The maturity date of the Note is April 24, 2019 and the Note bears interest at an annual rate equal to the one-month London Interbank Offered Rate (LIBOR) plus 2.5%. The Company and Operating Partnership are collectively required to make a monthly payment on the outstanding principal and interest of the Note equal to the greater of $1,500,000 and 50% of the Company’s consolidated net cash flow. The Note may be prepaid at any time in whole or in part without penalty. Upon the maturity date, all outstanding principal and interest will be due. Interest on past due amounts will be charged at 12%. Green Bank may declare the Note immediately due and payable upon the occurrence of an event of default as defined in the Loan Agreement entered into in connection with the Note (the “Loan Agreement”).

The Loan Agreement contains customary representations and warranties from the Operating Partnership and Company, including covenants to (i) maintain adjusted net operating income plus equity raised in the Company’s ongoing public offering, after deducting for selling expenses, at least equal to 1.2 times the debt service charges (not including the balloon payment due upon maturity of the Note); (ii) maintain consolidated leverage, including debt of their subsidiaries, in an amount not to exceed 70% of the consolidated assets of the Operating Partnership, Company and their subsidiaries; (iii) not to incur additional indebtedness without the consent of Green Bank; and (iv) not to make distributions in excess of the rate of 7.56% per annum and not to change their distribution strategy or repurchase or redeem their equity without the prior written approval of Green Bank (other than redemptions upon death or disability consistent with past practices).

In connection with the Note, the Operating Partnership and Company also entered into a Security Agreement, pursuant to which they granted a security interest to Green Bank, to secure their obligations under the Note and Loan Agreement, in all gross offering proceeds of equity issuances by the Company less reasonable offering costs.

The foregoing descriptions of the terms of the Note, the Loan Agreement and the Security Agreement are subject to, and qualified in their entirety by, the terms of the Note, the Loan Agreement and the Security Agreement, copies of which are filed herewith as Exhibit 10.3, 10.4 and 10.5, respectively, and are incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.
Exhibit No.	Description
10.1	Second Master Amendment to Loan Documents, dated as of October 24, 2018, by and among Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association
10.2	Letter Agreement, dated as of October 24, 2018, by and among Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and KeyBank National Association
10.3	Promissory Note, dated as of October 24, 2018, by Moody National Operating Partnership II, LP and Moody National REIT II, Inc. as makers, in favor of Green Bank, N.A. as payee
10.4	Loan Agreement, dated as of October 24, 2018, by and among Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and Green Bank, N.A.
10.5	Security Agreement, dated as of October 24, 2018, by and among Moody National Operating Partnership II, LP, Moody National REIT II, Inc. and Green Bank, N.A.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 30, 2018	MOODY NATIONAL REIT II, INC.
	By:	/s/ Brett C. Moody
Brett C. Moody
Chief Executive Officer and President